Exhibit 10.1

AMENDMENT NO. 2

TO

EMPLOYMENT AGREEMENT

THE HOWARD HUGHES CORPORATION, a Delaware corporation (the “Company”), and David R. Weinreb (the “Executive”) hereby enter into this second amendment (this “Second Amendment”) to amend the Employment Agreement between the Corporation and the Executive, dated as of November 22, 2010 and amended as of August 17, 2012 (the “Agreement”), set forth herein.  This Second Amendment will be effective as of December 17, 2013 (the “Effective Date”).  Except as specifically amended hereby, the Agreement will remain unchanged, and as amended herein, will continue in full force and effect.  Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.

1.                                      Section 2(b)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

Bonus.  Commencing with the 2013 fiscal year, the Executive shall be eligible for an annual cash bonus (the “Annual Bonus”).  The Annual Bonus shall be subject to such performance measures and objectives as may be established by the Compensation Committee of the Board (the “Compensation Committee”) from time to time following good faith consultation with the Executive; provided that (A) the Annual Bonus payable upon achievement of the threshold performance level shall be equal to 50% of the Annual Base Salary, (B) the Annual Bonus payable upon achievement of the target performance level shall be equal to 150% of the Annual Base Salary, and (C) the Annual Bonus payable upon achievement of the maximum performance level shall be equal to 200% of the Annual Base Salary. To the extent that the Executive’s achievement level falls between performance goal achievement levels, the Annual Bonus shall be determined using straight line interpolation between the applicable two performance goal achievement levels.  The determination as to whether the performance goal achievement levels shall have been achieved shall be made in the sole discretion of the Board (or a duly authorized committee thereof) and, to the extent Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), is applicable, shall be consistent with and subject to the requirements set forth in Section 162(m) of the Code. The Annual Bonus for each year shall be paid to the Executive as soon as reasonably practicable following the end of such year and at the same time that other senior executives of the Company receive bonus payments, but in no event later than March 15th following the end of the fiscal year to which such Annual Bonus relates.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the Effective Date.

THE HOWARD HUGHES CORPORATION:

/s/ Gary Krow
Gary Krow
Chairman of the Compensation Committee

EXECUTIVE:

/s/ David R. Weinreb
David R. Weinreb

Signature Page to Amendment No. 2 to Employment Agreement